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EXHIBIT 5

[MILLER & MARTIN PLLC LETTERHEAD]

February 4, 2005

Wellbrook Properties, Inc.
2450 Atlanta Highway
Suite 904
Cumming, Georgia 30040

  Re:
    Registration Statement on Form S-11 (Registration No. 333-116958)

Gentlemen:

We have acted as counsel to Wellbrook Properties, Inc. (the "Company") in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), 2,000,000 shares of the Company's Common Stock, $0.01 par value per share (the "Shares"), for issuance and sale by the Company. We are furnishing this opinion letter pursuant to Item 36(b) of Form S-11 and Item 601(b)(5) of Regulation S-K.

        In rendering this opinion, we have reviewed either the originals of, or photostatic or facsimile copies of, the Articles of Incorporation of the Company, the Bylaws of the Company, the Registration Statement, records of the proceedings of the Board of Directors and the shareholders of the Company deemed by us to be relevant to this opinion letter, and such other corporate records, documents and agreements that we deemed necessary for the purpose of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

        As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

        We have informed you, and you are aware, acknowledge and agree, that, without independent investigation, we have assumed the authenticity of all documents submitted to us as originals or photostatic or facsimile copies, the legal capacity of the persons signing such documents, the genuineness of all signatures on all such original documents and the conformity to such original documents of all copies submitted to us as certified, conformed, photostatic or facsimile copies, and, as to certificates given by public officials, that the same have been properly given and are accurate.

        This opinion is limited to the Georgia Business Corporation Code, and we express no opinion with respect to federal laws, the laws of any other jurisdiction or the laws of any state, or as to any matters of municipal law or the laws of any other local agencies within any state.

Based upon the foregoing, it is our opinion that, upon payment for and issuance and delivery as provided in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

We assume no obligation to update or supplement the opinion herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws or interpretations thereof which may hereafter occur.

This opinion letter is provided to the Company for its use solely in connection with the transactions contemplated by the Registration Statement. The foregoing opinion is limited to the specific matters covered thereby and should not be interpreted to imply that we have offered our opinion on any other matter.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the heading "Legal Opinions" in the prospectus constituting a part thereof. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,
MILLER & MARTIN PLLC
By:	/s/ DAVID A. FLANIGAN, JR. David A. Flanigan, Jr., Member

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